EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 1, 2006 (except for Note 6, as to which the date is July 13, 2006) accompanying the consolidated financial statements and schedules and our report dated March 1, 2006 accompanying management’s assessment of the effectiveness of internal control over financial reporting included in the Current Report of RAIT Investment Trust and subsidiaries on Form 8-K dated July 14, 2006 for the year ended December 31, 2005. We hereby consent to the incorporation by reference of said reports in the Registration Statements of RAIT Investment Trust on Registration Statements on Form S-3 (File No. 333-103618, effective on March 14, 2003; File No. 333-69366, effective on October 18, 2001; and File No. 333-78519, effective May 14, 1999) and Form S-8 (File No. 333-125480, effective on June 3, 2005; File No. 333-109158, effective on September 26, 2003; File No. 333-100766, effective on October 25, 2002; and File No. 333-67452, effective on August 14, 2001).
/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
July 14, 2006